EXHIBIT 10.77


                  MORGENS, WATERFALL, VINTIADIS & COMPANY, INC.

                                LETTER OF INTENT


March 27, 2003

To:      Elsinore Corporation
         202 Fremont Street
         Las Vegas, Nevada 89101
         Attn:  Gina L. Contner

Re:      12.83% Notes due 2003 of Elsinore Corporation
         CUSIP No. 290308AD7
         In the Original Principal Amount of $11,104,000
         Current Principal Amount of $5,104,000

     Reference is made to that certain Amended and Restated Indenture dated as of March 3, 1997, as amended by that certain First Supplemental Amended and Restated Indenture dated as of September 18, 1997, that certain Second Supplemental Amended and Restated Indenture dated as of September 29, 1998, and that certain Third Supplemental Amended and Restated Indenture dated as of October 31, 2000 (as so amended, the "Indenture"), by and among Elsinore Corporation (the "Company"), the guarantors named therein, and U.S. Bank Trust National Association, as trustee (the "Trustee"), regarding the 12.83% Notes due 2003 of the Company, in original aggregate principal amount of $11,104,000 (the "Notes").

     The undersigned hereby:

     (i) certifies that it is the beneficial holder of the above referenced Notes (the "Noteholder"), in the original aggregate principal amount of $11,104,000 and the current principal amount of $5,104,000 (the "Principal Amount"), which Principal Amount is, on the date hereof, on deposit in the account of Morgan Stanley & Co., Inc. ("Morgan Stanley") with the Depository Trust Company ("DTC");

     (ii) pursuant to Third Supplemental Amended and Restated Indenture dated as of October 31, 2000 the Company and the Holders agreed to amend the Indenture in order to extend the Stated Maturity of the Notes from August 20, 2001 to October 20, 2003. On the Third Supplemental Indenture Effective Date, the Company issued New Notes in the aggregate principal amount of $11,104,000 in exchange for Existing Notes in the same principal amount. The New Notes have the same terms, provisions and conditions as the Existing Notes except that the Stated Maturity is October 20, 2003; and

     (ii) pursuant to Third Supplemental Amended and Restated Indenture dated as of October 31, 2000 the Company and the Holders agree to amend the Indenture in order to extend the Stated Maturity of the Notes from October 20, 2003 to October 31, 2004. The Company shall issue New Notes in the current aggregate principal amount of $5,104,000 in exchange for Existing Notes in the same principal amount. The New Notes shall have the same terms, provisions and conditions as the Existing Notes except that the Stated Maturity shall be October 31, 2004; and




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     (iii) in  connection  with such letter of intent,  agrees to take no action with respect to the current Principal Amount, including, but not limited to, providing or requesting (or instructing Morgan Stanley or DTC to do the same).





                                       /s/Joann McNiff
                                       Joann McNiff,
                                       General Counsel
                                       Morgens, Waterfall, Vintiadis & Company